UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 24, 2009

TARRANT APPAREL GROUP
(Exact Name of Registrant as Specified in Charter)

CALIFORNIA (State or Other Jurisdiction of Incorporation)	0-26006 (Commission File Number)	95-4181026 (I.R.S. Employer Identification No.)

801 S. FIGUEROA STREET, SUITE 2500 LOS ANGELES, CALIFORNIA (Address of Principal Executive Offices)	90017 (Zip Code)

(323) 780-8250
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

        On March 24, 2009, we received written notification that NASDAQ has extended the previously announced suspension of enforcement of its bid price and market value of publicly held shares requirements for continued listing on the exchange until July 20, 2009. The suspension was previously scheduled to expire on April 17, 2009.

        On October 2, 2008, we received a Nasdaq Staff Determination Letter indicating that we had failed to comply with the $1.00 minimum bid price requirement for continued listing set forth in Marketplace Rules 4310(c)(4), and that our securities were therefore subject to delisting from The Nasdaq Global Market. On October 3, 2008, we requested a written hearing before a Nasdaq Listing Qualifications Panel to review the Staff's determination. The previously scheduled hearing has been cancelled.

        NASDAQ will not take any action prior to July 20, 2009 to delist Tarrant Apparel Group for the bid price deficiency. If we are still deficient in bid price on the close of business on July 20, 2009, unless the suspension is further extended, NASDAQ will contact us to reschedule a hearing before a Nasdaq Listing Qualifications Panel.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2009	TARRANT APPAREL GROUP By: /s/ Patrick Chow _______________________________ Patrick Chow, Chief Financial Officer

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